Exhibit 99.1
Second Quarter 2004 Results July 27, 2004

July 27, 2004 2 This presentation contains forward-looking statements that involve risks and uncertainties. The actual results of Temple-Inland may differ significantly from the results discussed in the forward-looking statements. Factors that might cause such differences include general economic, market, or business conditions; the opportunities (or lack thereof) that may be presented to and pursued by Temple-Inland; the availability and price of raw materials; competitive actions by other companies; changes in laws or regulations; the accuracy of judgments and estimates concerning the integration of acquired operations and Temple-Inland's consolidation and supply chain initiatives; and other factors, many of which are beyond the control of Temple-Inland.

Second Quarter Results Net Income $ 56 $ 156 $ 13 Diluted EPS $ 0.99 $ 2.87 $ 0.24 2nd Qtr 2nd Qtr 1st Qtr 2004 2003 2004 TIN 2nd qtr. 2004 special items - total ($0.06 per share) - Box plant closures & debt prepayment fees - $4 million ($0.07 per share) - Income from discontinued operations - $1 million ($0.01 per share) 2nd qtr. 2003 special items - total ($2.77 per share) - One-time tax benefit - $165 million ($3.05 per share) - Project TIP - $15 million ($0.28 per share) Debt and other long-term liabilities, including timber leases, were reduced by $117 million and cash increased $36 million during the quarter 3

Second Quarter Results (cont'd) Net income per dil. share $ 0.99 $ 2.87 $ 0.24 Special items 0.06 (2.77) 0.20 Net income per dil. share $ 1.05 $ 0.10 $ 0.44 excluding special items 2nd Qtr 2nd Qtr 1st Qtr 2004 2003 2004 4

Second Quarter Segment Results Operating Income (millions) Corrugated Packaging $ 26 $ 7 $ 10 Forest Products $ 65 $ 15 $ 32 Financial Services $ 59 $ 44 $ 53 $ 150 $ 66 $ 95 2nd Qtr 2nd Qtr 1st Qtr 2004 2003 2004 5

Corrugated Packaging Price Average box price down $22/ton vs. 2nd qtr. 2003 but up $4/ton vs. 1st qtr. 2004 2nd Qtr 2nd Qtr 1st Qtr 2004 2003 2004 $ 26 $ 7 $ 10 Operating income (millions) 6

Corrugated Packaging (Cont'd) Volume On a volume per workday basis, shipments up 7.9% in 2nd qtr. 2004 with 4 less box plants compared with 2nd qtr. 2003 and up 7.0% compared to 1st qtr. 2004 levels Industry shipments up 4.2% on a volume per workday basis in 2nd qtr. 2004 compared with 2nd qtr. 2003 and up 4.5% compared with 1st qtr. 2004 7

Corrugated Packaging (Cont'd) OCC OCC prices up $21/ton vs. 2nd qtr. 2003 and up $13/ton vs. 1st qtr. 2004 Energy Energy costs down $1 million vs. 2nd qtr. 2003 and 1st qtr. 2004 Pension - Pension expense up $2 million vs. 2nd qtr. 2003 8

Forest Products 2nd Qtr 2nd Qtr 1st Qtr 2004 2003 2004 $ 65 $ 15 $ 32 Operating income (millions) Lumber - Average price up $81 vs. 2nd qtr. 2003 and up $45 vs. 1st qtr. 2004 Volume up 8% vs. 2nd qtr. 2003 but down 1% vs. 1st qtr. 2004 9

Forest Products (Cont'd) Particleboard Average price up $59 vs. 2nd qtr. 2003 and up $37 vs. 1st qtr. 2004 Excluding the Mt. Jewett facility, which was closed in 2nd qtr. 2003, volume up 17% vs. 2nd qtr. 2003 and up 1% vs. 1st qtr. 2004 10

Forest Products (Cont'd) MDF - Average price up $48 vs. 2nd qtr. 2003, and up $35 vs. 1st qtr. 2004 - Excluding the Clarion facility, which was closed in 3rd qtr. 2003 and sold during 2nd qtr. 2004, volume up 28% vs. 2nd qtr. 2003, and up 19% vs. 1st qtr. 2004 11

Forest Products (Cont'd) Gypsum - Average price up $27 vs. 2nd qtr. 2003 and up $9 vs. 1st qtr. 2004 - Volume up 35% vs. 2nd qtr. 2003 and up 15% vs. 1st qtr. 2004 High-Value Land Sales - $6 million from high-value land sales in 2nd qtr. 2004 vs. $5 million in 2nd qtr. 2003 and $3 million in 1st qtr. 2004 Average sales price for 2nd qtr. 2004 approximately $7,000 per acre 12

Financial Services Improvement in 2nd qtr. 2004 earnings compared with 2nd qtr. 2003 due to: Increased spreads Revised asset allocation targets designed to increase single-family mortgage assets Lower loan loss provision resulting from improving credit conditions Focus on low cost 2nd Qtr 2nd Qtr 1st Qtr 2004 2003 2004 $ 59 $ 44 $ 53 Operating income (millions) 13

Comments Project TIP (Shared Services and Supply Chain Initiatives) $14 million in savings during 2nd qtr. 2004, representing an annual run rate of $56 million $60 million in annual savings from Project TIP consolidation and supply chain initiatives on schedule to be realized by year end 2004 and on target to achieve $75 million by year end 2005 14

Comments Box Plant Cost Improvement Initiatives - Headcount Reduction Over 300 positions eliminated in 4th qtr. 2003 resulting in annual savings of $20 million ($5 million in 2nd qtr. 2004) - Box Plant Closures Savings associated with previous box plant closures were $4 million during 2nd qtr. 2004, representing annual savings of $16 million Raleigh box plant closed during 2nd Qtr. 2004 Louisville, Mishawaka, and Rock Hill box plants to be closed by 3rd qtr. 2004 15